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                                                                   Exhibit 23.4
                                                                   ------------

                       CONSENT OF INDEPENDENT AUDITORS

we consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration on Amendment No. 1 to Form S-3 and related Prospectus of Golden Books Family Entertainment, Inc. for the registration of 2,300,000 Preferred Securities of Golden Books Financing Trust and to the incorporation by reference therein of (i) our report dated April 10, 1996, with respect to the consolidated financial statements of Broadway Video Entertainment, L.P. and subsidiaries for the year ended December 31, 1995, and (ii) our report dated October 19, 1994 with respect to the statement of operations, changes in partners' capital and cash flows of Palladium Limited Partnership for the seven months ended July 31, 1994 included in the Current Report on Form 8-K of Golden Books Family Entertainment, Inc. dated August 30, 1996.




/s/ Ernst & Young LLP

New York, New York
January 7, 1997